                                                                   EXHIBIT 10.23


                            NOTE PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement") is made this 12 day of February, 1999 between Golf One Industries, Inc., a Delaware corporation (the "Company") and Capital Fund Leasing, LLC, an Ohio limited liability company (the "Purchaser").

     WHEREAS, the Company has authorized the issuance and sale of the Company's 16.0% Partially Convertible Notes up to an aggregate principal amount of $3,300,000 having the terms set forth in Exhibit A attached hereto (the "Notes"); and

     WHEREAS, the Purchaser desires to purchase Notes in the principal amount of $3,300,000;

     NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, the Company and the Purchaser agree as follows:

1. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions contained in this Agreement, at the Closing (as hereinafter defined) the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser the Notes.

2.   CLOSING.

        2.1 Closing Date. The closing of the purchase and sale of Notes in the principal amount of $3,300,000 (the "Closing") shall take place on February 12, 1999 or such other day as agreed to by the parties.

        2.2 Items to be Delivered to Purchaser. The following shall be delivered by the Company to the Purchaser on each Closing Date:

        (a)  the Notes purchased by the Purchaser;

        (b) a certificate of the secretary or an assistant secretary of the Company certifying an attached complete and correct copy of resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the Notes;

        2.3 Items to be Delivered to the Company. The net purchase price shall be delivered by wire transfer to the account designated by the Company by the Purchaser to the Company on the Closing Date.

3.   REPRESENTATIONS AND WARRANTIES.

        3.1 Representations and Warranties of the Company. The Company represents and warrants that as of the date of this Agreement:

        (a) Existence. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material
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adverse effect on the Company's financial condition, results of operations or business.

     (b) Authority. The execution and delivery by the Company of this Agreement and the Notes (i) are within the Company's corporate powers; (ii) are duly authorized by the Company's board of directors; (iii) are not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) are not in contravention of any law or laws; (v) do not require any governmental consent, registration or approval; (vi) do not contravene any contractual or governmental restriction binding upon the Company; and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

     (c) Binding Effect. This Agreement and the Notes have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) Capitalization. The authorized capital stock of the Company consists of 10,000,000 authorized shares of Common Stock, par value $.001 per share, 3,690,761 shares of which are issued and outstanding and 5,000,000 authorized shares of Preferred Stock, par value $.001 per share, of which the following Preferred Shares are issued and outstanding: 572,649 shares of Series B Convertible (which are each convertible to one share of Common Stock). The shares of common stock issuable upon partial conversion of the Notes (the "Conversion Shares") and/or the shares of common stock issuable in lieu of cash interest payments on the Notes (the "Interest Shares") (together the "Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The Company shall at all times have authorized, reserved and set aside 125,000 Common Shares for the partial conversion the Notes, as provided therein.

     (e) Litigation. There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject other than routine litigation in the ordinary course of business or which calls into question any of the transactions contemplated by this Agreement.

     (g) Securities Matters. Subject to the accuracy of the representations of the Purchaser set forth in Section 3.2 hereof, the offer, sale and issuance of the Notes and the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933 as amended (the "Securities Act"). The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Notes and the Shares as contemplated by this Agreement. The Company agrees to include the Shares, at its expense, in any future registration statement it files.

     3.2 Representations and Warranties of the Purchasers. Each Purchaser represents and warrants that as of the date of the execution of this Agreement:

     (a) Authorization. This Agreement constitutes a valid and legally binding obligation of such Purchaser.

                                      -2-
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     (h)  Investment Representations. (i) The Purchaser has concluded a satisfactory due diligence investigation of the Company and had an opportunity to review the documents provided by the Company and to have all of their questions related thereto satisfactorily answered.

          (ii) The Purchaser acknowledges that the Notes and the Shares are speculative and involve a high degree of risk and the Purchaser represents that it is able to sustain the loss of the entire amount of its investment.

          (iii) The Purchaser (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Notes and the Shares.

          (iv) The Purchaser has received from the Company, and is relying on, no representations (except as set forth in this Agreement) or projections with respect to the Company's business and prospects.

          (v) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (vi) The Purchaser is acquiring the Notes and the Shares for investment purposes only without intent to distribute the same, and acknowledges that the Notes and the Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

          (vii) The Purchaser acknowledges that it will not be able to transfer the Notes and the Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

          (viii) The certificates and/or instruments evidencing the Notes and the Shares will contain a legend to the foregoing effect.

     4. MISCELLANEOUS.

     4.1 Confidentiality. (a) The Purchaser agrees to keep confidential any and all nonpublic information delivered or made available to the Purchaser by the Company except for disclosures, as necessary, made by the Purchaser to the Purchaser's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Purchaser of this confidentiality covenant and for whom the Purchaser shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Purchaser from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Purchaser, (iii) which has been publicly disclosed or (iv) to any of its members provided that any such members agree in writing (with a copy provided to the Company) to be bound by confidentiality provisions in form and substance substantially as are contained herein. In the event of a mandatory disclosure as described in clause
(i) and/or (ii) of the preceding sentence, the Purchaser shall promptly notify the Company in writing of any applicable order, request or demand for such information, cooperate with the Company if and to the extent that the Company elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed. The Purchaser shall not use for its own benefit, nor permit any other person to use for such person's benefit, any of the Company's non-public information including, without limitation, in connection with the purchase and/or sale of the Company's securities.

     (b) The Company shall in no event disclose non-public information to the Purchaser, advisors to or representatives of the Purchaser unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential" and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Purchaser's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Purchaser.

     (c) Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any third parties.

     4.2 Legends. To the extent applicable, each note, certificate or other document evidencing the Notes to be purchased and sold pursuant to this Agreement and any Shares issued shall be endorsed with the legends set forth below, and the Purchaser on behalf of itself and each holder of the Notes covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Notes or Shares without complying with the restrictions on transfer described in the legends endorsed on such note or certificate:

     (a)  The following legend under the Securities Act:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) If required by the authorities of any state in connection with the issuance or sale of the Note or the Shares, the legend required by such state authority.

     4.3 Costs and Expenses. The Company shall reimburse Purchaser for its reasonable travel expenses and its reasonable legal fees and expenses in connection with the purchase of the Notes. The Company shall be responsible for all of its fees and expenses in connection with this transaction.

     4.4 Assignability; Successors. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

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     4.5  Survival. All agreements, covenants, representations and warranties made by the Company or by the Purchaser herein shall survive the execution and delivery of this Agreement.

     4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

     4.7 Counterparts: Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     4.8 Entire Agreement, Amendments. This Agreement and the Exhibits contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other representations and understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the Company and each Purchaser. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4.9 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile with confirmation (if sent by facsimile on a nonbusiness day, receipt shall be deemed to have occurred on the next succeeding business day). Communications or notices shall be delivered personally or by certified or registered mail, postage, or by facsimile and addressed to such addresses as the parties shall designate in writing from time to time.

     4.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.11 Maximum Interest. It is expressly stipulated and agreed to be the intent of the Company and the Purchaser at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Purchaser to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Note results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and the Purchaser's express intent that all excess cash amounts theretofore collected by Purchaser be credited on the principal balance of the Note (or if the Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount.

                                      -5-
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 001         February 12, 1999

                           GOLF ONE INDUSTRIES, INC.
                         16% PARTIALLY CONVERTIBLE NOTE

     FOR VALUE RECEIVED, Golf One Industries, Inc., a Delaware corporation (the "Company") hereby promises to pay to the order of Capital Fund Leasing, LLC, an Ohio limited liability company having an address at 9140 Ravenna Road, Unit 2, Twinsburg, OH 44087 (the "Holder"), or registered assigns, the principal sum of Three Million Three Hundred Thousand Dollars ($3,300,000.00), and to pay interest from the date hereof on the principal sum remaining unpaid at the rate of sixteen percent (16.00%) per annum based on a 365-day year, such interest to accrue from the date hereof and together with the whole amount of the principal hereof shall be payable as provided herein. Principal and interest shall be payable in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company. Notwithstanding the foregoing, the Holder shall have the right, at its sole option, to receive interest due in Common Shares of the Company based on a price equal to one dollar ($1.00) per share (the "Interest Shares") up and until the Maximum Number of Shares (defined below) have been issued.

     On April 30, 1999 (the "First Maturity Date") the Company shall pay to the Holder the sum of at least $1,000,000.00 (the "Initial Payment"), said payment to be applied first to accrued interest hereunder and then to the outstanding principal balance.

     Provided that it is not and has never been in default under this Note, the Company may, at its election, extend the First Maturity Date to September 30, 1999 (the "Second Maturity Date"). The Company shall make such election by (i) giving written notice of such to the Holder hereof at least twenty-one (21) days prior to the First Maturity Date, and (ii) paying to the Holder hereof on or before the First Maturity Date an extension fee equal to ten percent (10.00%) of the unpaid amount of the Initial Payment. If the Company shall fail to timely give such written notice to the Holder hereof, the Holder may, in its absolute discretion, elect to permit the Company to have such extension upon the Company's payment of a late notice fee equal to two percent (2.00%) of the unpaid amount of the Initial Payment. In addition, the Company shall promptly reimburse the Holder's reasonable legal fees and out of pocket expenses incurred to review and monitor such extension. During such extension period, the Company shall make on the last business day of each month payments of at least $150,000.00 per month to the Holder hereof, such payments to be applied first to accrued interest hereunder and then to the outstanding principal balance.

     If, from the date of this Note and until to the payment in full of all accrued interest and the outstanding principal balance hereof, the Company closes upon any private placement or placements of debt or equity (the "Private Placements") which in total exceed $500,000.00 in net receipts to or on behalf of the Company, then the Company shall, within two (2) business days of the closing of the Private Placement first exceeding such $500,000.00 aggregate and within two (2) business days of the closing of each subsequent Private Placement, pay to the Holder hereof an amount equal to the lesser of (i) twenty-five percent (25.00%) of the aggregate of such Private Placements (less any prior amounts which have been paid to the Holder hereof pursuant to this Private Placement provision), or (ii) the total of the then outstanding principal balance and accrued interest hereunder. Such payments shall be applied first to accrued interest hereunder and then to the outstanding principal balance. At the option of the Company, any such payments made pursuant to this Private Placement provision on or before April 30, 1999, may be credited toward the Initial Payment.

     Upon the earlier of (i) the Second Maturity Date, (ii) within two (2) business days of the Company's closing upon secured financing totaling in excess of $3,000,000.00 (the "Secured Financing"), or (iii) within two (2) business days of the Company's closing upon each public offering of debt or equity (the "Public Offering"), the entire outstanding principal balance and accrued interest shall be immediately due and payable.

     Notwithstanding anything herein to the contrary, however, in the event that the net amount made available to the Company through the Secured Financing and/or the Public Offering is less than the then outstanding principal balance and accrued interest on this Note, then the outstanding principal balance and accrued interest hereunder shall be immediately due and payable up to such net amount and the Company agrees to immediately pay such net amount to the Holder hereof (said payment to be applied first to accrued interest hereunder and then to the outstanding principal balance). The remaining balance of this Note after such payment shall then become due and payable pursuant to the terms of hereof.

     Provided that it is not and has never been in default under this Note and provided that neither the Secured Financing nor Public Offering has closed, the Company may, at its election, extend the Second Maturity Date of this Note for up to two (2) extension periods as follows:

               First Extension:              To December 15, 1999.

               Second Extension:             To February 15, 2000.

     The Company shall make such election by (i) giving written notice of such to the Holder hereof at least twenty-one (21) days prior to the original or extended Second Maturity Date, as applicable, and (ii) paying to the holder hereof on or before such original or extended Second Maturity Date, as applicable, all unpaid accrued interest through such original or extended Second Maturity Date, as applicable, plus an extension fee equal to fifteen percent (15.00%) of the then outstanding principal balance of this Note. If the Company shall fail to timely give such written notice to the Holder hereof, the Holder may, in its absolute discretion, elect to permit the Company to have such extension upon the Company's payment of a late notice fee equal to two percent (2.00%) of the then outstanding principal balance of this Note. During such Extension periods, the Company shall make on the last business day of each month (i) payments of accrued interest and (ii) principal payments of at least $150,000.00 per month to the Holder hereof. In addition, the Company shall promptly reimburse the holder's reasonable legal fees and out of pocket expenses incurred to review and monitor each such extension.

     This Note is one of an authorized issue of $3,300,000 aggregate amount of 16% Partially Convertible Notes of the Company (collectively, the "Notes") issued pursuant to a Note Purchase Agreement dated as of February 12, 1999 between the Company and the Holder (the "Note Purchase Agreement"). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement.

     1. PREPAYMENT. The Company may prepay and redeem the Notes, at the election of the Company, upon not less than ten (10) days' notice, at any time in whole or in part, at a price equal to the outstanding principal of the Notes together with accrued interest to the redemption date.

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

2. CONVERSION. (a) From time to time and at any time after the date hereof and prior to payment in full, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, in whole or in increments of at least $5,000 of principal or interest, may be converted by the Holder into Common Shares of the Company (the "Conversion Shares") at the Conversion Price equal to one dollar ($1.00) per share; provided, however that no more than 125,000 Common Shares (the "Maximum Number of Shares") may be converted hereunder.

          (b) In order to effect the conversion permitted under this Note, the Holder shall issue a notice of conversion substantially in the form attached hereto (the "Notice of Conversion") which may be by facsimile and surrender the Note for conversion if the Note is not already in possession of the Company. Each conversion of all or any portion of the Note will be deemed to have been effected as of the close of business on the date on which the Note has been surrendered at the principal office of the Company. At such time as such conversion has been effected, to the extent that any portion of the Note is converted, the rights of the Holder with respect to such portion of the Note shall cease and the Holder shall be deemed to have become the holder of record of the shares of Conversion Shares represented thereby.


          (c) No fractional Common Shares shall be issued upon conversion of the Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up to the nearest whole Common Share.

          (d) Within ten days after a conversion has been effected, the Company will deliver to the Holder:

               (i) a certificate or certificates representing the number of Conversion Shares issuable by reason of conversion in the name of the Holder and in such denomination or denominations as the Holder has specified; and

               (ii) a new Note representing any principal balance which was not converted into Conversion Shares in connection with such conversion; all other terms and conditions of the Note will remain in full force and effect.

          (c) The issuance of certificates for Conversion Shares upon conversion of the Note and/or interest will be delivered by the Company within ten
     (10) days of the date of conversion or the interest payment due date and will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. In the event the certificates are not delivered within such ten day period, the Company shall pay to the Holder a penalty of $2,000.00 per day in cash for each day thereafter until the date such certificates are delivered to the Holder.

          (f) The Company shall at all times have authorized, reserved and set 125,000 Common Shares for the conversion hereunder.

          (g) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Note shall be subject to adjustment from time to time upon the happening of certain events as follows after the date hereof and through and including the Maturity Date:

               (i) In case the Company shall (1) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action.

               (ii) Whenever the Conversion Price is adjusted pursuant to Subsection (i) above, the number of Conversion Shares purchasable upon conversion of the Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of the Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

               (iii) All calculations under this Section 2(g) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (iv) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Conversion Shares issuable upon exercise of the Note to be mailed to the Holder, at its last address appearing in the Company's register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 2(g). In the case of a dispute as to the adjustment of the Conversion Price, the parties hereto agree to arbitrate the same in an office of the American Arbitration Association in Cleveland, Ohio utilizing its commercial arbitration rules with an arbitrator selected by the parties or in the event that they are unable to do so, by the American Arbitration Association.

          (h) In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Note shall be convertible at the option of the Holder into such class and type or securities as the holder would have received had the Holder converted the
     Note immediately prior to such Corporate Change, as appropriately adjusted to equitably reflect the Conversion Price and any stock dividend, stock split or share combination of the Common Stock after such corporate event.


          (i) In the event any adjustment to the number of Conversion Shares shall be made hereunder, the Maximum Number of Shares shall be similarly adjusted on a pro rata basis.

     3. REGISTRATION. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless the registered holder or his or its duly appointed attorney request such transfer to be made on such register, upon surrender thereof for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note, shall be registered on the date of execution thereof by the Company. The registered holder of a Note shall be that person or entity in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes, and the Company shall not be affected by any notice to the contrary.

     4. TRANSFER AND EXCHANGE. Subject to compliance with the restrictions on transfer set forth in the Note Purchase Agreement, the registered holder of any Note or Notes may, prior to maturity, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than applicable transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Notes dated the date to which interest has been paid on, and for the unpaid principal amount of, the Note or Notes so surrendered, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Subject to the restrictions on transfer set forth in the Note Purchase Agreement, each new Note shall be made payable to such person or entity, as the registered holder of such surrendered Note or Notes may designate. Notes issued upon any transfer or exchange shall be only in authorized denominations, which shall be $5,000.

     5. REPLACEMENT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilated of any Note and, if requested by the Company in case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new note, of like tenor, in the amount of the unpaid principal of such Note, and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

     6. DEFAULT. The Company shall be in default under this Note upon the occurrence of (i) any failure to make any payment required under this Note on the due date of such payment, (ii) any Event of Default as defined in either the Note Purchase Agreement entered into between the Company and Capital Fund Leasing, LLC on February 10, 1999, or (iii) the insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency, or debtor's relief law, or for any re-adjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days from the date of the filing thereof. In the event of any such default hereunder, this Note shall be automatically accelerated and immediately due and payable at the option of the holder hereof, without notice or demand, and shall thereafter bear interest at twenty four percent (24.00%) per annum, compounded daily. In addition, the holder hereof shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise.

     7. CHANGES, PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

     8. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     9. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

SIGNED IN THE PRESENCE OF:

                                        Golf One Industries, Inc.
                                        a Delaware corporation



                                        By:
                                           -------------------------------
                                           Alfonso J. Cervantes
                                           President and Chief Executive Officer


------------------------------

                              NOTICE OF CONVERSION


TO:  Golf One Industries, Inc.


The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Shares of Golf One Industries, Inc. to the extent of $___________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________________ whose address is ______________________________________.




Dated:__________________